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                                                                    EXHIBIT 23.1

                         Consent of Arthur Andersen LLP

               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 28, 2000 included in the Timeline, Inc. Form 10-KSB for the year ended March 31, 2000 and to all references to our firm included in the registration statement.


Seattle, Washington
June 29, 2000



                             /s/ Arthur Andersen LLP